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                          THERAPEUTIC ANTIBODIES INC                  Exhibit 11
               STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS


                                                                                              FOR THE CUMULATIVE
                                                                                              DEVELOPMENT STAGE
                                                         FOR THE NINE MONTHS ENDED            FROM AUGUST 10, 1984
                                                                SEPTEMBER 30,                 (INCEPTION) THROUGH
                                                           1996              1995              SEPTEMBER 30, 1996
                                                      ------------       ------------           ------------
ACTUAL

  Weighted average shares outstanding                   17,782,690         14,936,563              8,626,653
                                                      ============       ============           ============

  Net loss                                            $(10,690,257)      $ (6,466,084)          $(40,508,805)
                                                      ============       ============           ============

  Net loss per share                                  $      (0.60)      $      (0.43)          $      (4.70)
                                                      ============       ============           ============

PRIMARY

  Weighted average shares outstanding                   17,782,690         14,936,563              8,626,653
                                                      ============       ============           ============
  Dilutive effect of stock options and warrants          2,151,527          1,395,654              2,151,527
                                                      ------------       ------------           ------------

                                                        19,934,216         16,332,217             10,778,180
                                                      ============       ============           ============
 Net loss                                             $(10,690,257)      $ (6,466,084)           (40,508,805)
                                                      ============       ============           ============

 Net loss per share                                   $      (0.54)      $      (0.40)         $       (3.76)
                                                      ============       ============           ============

FULLY DILUTED

  Weighted average shares outstanding                   17,782,690         14,936,563              8,626,653
                                                      ============       ============           ============

  Dilutive effect of stock options and warrants          2,563,792          1,395,654              2,563,792
                                                      ------------       ------------           ------------
                                                        20,346,482         16,332,217             11,190,445
                                                      ============       ============           ============
  Net loss                                            $(10,690,257)      $ (6,466,084)          $(40,508,805)
                                                      ============       ============           ============

  Net loss per share                                  $      (0.53)      $      (0.40)          $      (3.62)
                                                      ============       ============           ============
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The dilutive effect of stock options and warrants is determined under the treasury stock method utilizing fair values per share of $6.24 and $8.18 for primary and fully diluted earnings per share in the nine months ended September
30, 1996, and a fair value per share of $4.00 for primary and fully diluted earnings per share in the nine months ended September 30, 1995.